SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials: N/A

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting of Shareholders of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the “Company”), a Bermuda company, will be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda on June 7, 2006 at 11:00 A.M., for the following purposes:

1.	To elect nine directors to serve until the next Annual General Meeting of Shareholders;

2.	To receive and adopt the financial statements of the Company for the Company’s fiscal year ended December 31, 2005, together with the auditors’ report thereon; and

3.
To appoint Deloitte & Touche LLP as the independent registered public accounting firm for the Company in respect of the fiscal year ended December 31, 2006 and to authorize the directors to approve their fee.

The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

Only shareholders of record at the close of business on April 1, 2006 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

DANIEL PENN
Secretary

April [__], 2006

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the “Company” or “CME”), a Bermuda company, for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda on June 7, 2006, at 11:00 A.M., and at any adjournments thereof.

Shareholders may vote their shares by signing and returning the proxy card accompanying this Proxy Statement. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker “non-votes” are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.

The registered office of the Company is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Certain subsidiaries of Central European Media Enterprises Ltd. also maintain offices at Aldwych House, 81 Aldwych, London WC2B 4HN,United Kingdom and Dam 5b, Royal Dam Center, JS 1012 Amsterdam, The Netherlands . The date on which this Proxy Statement and the enclosed form of proxy will be first sent to shareholders is on or about April [__], 2006.

Shareholders of record of the Class A Common Stock, par value $.08 per share, of the Company (the “Class A Common Stock”) at the close of business on April 1, 2006, shall be entitled to one vote for each share then held. Shareholders of record of the Class B Common Stock, par value $.08 per share, of the Company (the “Class B Common Stock”) at the close of business on April 1, 2006 shall be entitled to ten votes for each share then held. The Class A Common Stock and the Class B Common Stock shall be voted on all matters presented as a single class. There were issued and outstanding at the close of business on April 1, 2006, 33,625,994 shares of Class A Common Stock and 6,966,533 shares of Class B Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 1, 2006 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock and also sets forth certain information with respect to voting power and percentage of ownership as of April 1, 2006, by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company’s outstanding voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person.

	Beneficial Ownership of Class A Common Stock(a)		Beneficial Ownership of Class B Common Stock		Common Stock
Name of Beneficial Owner	Number	Percent	Number	Percent	% of Voting Power(b)	% Owner-ship(b)
Ronald S. Lauder(1)(8)	*	*	6,040,365(24)	85.04%	57.72%	14.83%
Michael N. Garin	80,000(12)	*	--	--	*	*
Charles R. Frank, Jr.	6,400(13)	*	--	--	*	*
Herbert A. Granath	26,400(14)		--	--
Frederic T. Klinkhammer (2)	14,000(15)	*	--	--	*	*
Herbert Kloiber (3)	*	*	--	--	*	*
Alfred W. Langer	20,800(16)	*	--	--	*	*
Bruce Maggin	13,600(17)	*	--	--	*	*
Ann Mather	4,000(18)	--	--	--	--	--
Eric Zinterhofer	4,000(19)	--	--	--	--	--

Robert E. Burke	175,000(20)	*	--	--	*	*
Wallace Macmillan	33,332(21)	*	--	--	*	*
Marina Williams	6,666(22)

All directors and executive officers as a group (13 persons)	384,198(23)	1.11%	6,040,365(23)	85.04%	57.88%	15.63%

			--	--
Leonard A. Lauder(4)(9)	--	--	721,673	10.36%	6.99%	1.78%
Federated Investors, Inc.(5)(10)	3,002,788	8.93%	--	--	2.91%	7.40%
Eric Semler(6)(11)	2,365,497	7.03%	--	--	2.29%	5.83%
			--	--
Testora Ltd (7)	3,500,000	10.41%	--	--	3.39%	8.62%

*	Less than 1.0%

(a)
Does not include 6,966,533 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock for no additional consideration on a share-for-share basis.

(b)
Represents the percentage of total voting power and the percentage ownership of the Class A Common Stock and the Class B Common Stock currently beneficially owned by each identified shareholder and all directors and executive officers as a group. The Class A Common Stock and the Class B Common Stock are the only authorized classes of the Company’s capital stock with shares outstanding.

(1)	The address of Ronald S. Lauder is Suite 4200, 767 Fifth Avenue, New York, New York 10153.

(2)	Mr. Klinkhammer’s term as Vice Chairman and a member of the Board of Directors ended on March 22, 2005 in connection with the expiration of his employment agreement.

(3)	Herbert G. Kloiber was appointed to the Board of Directors on February 1, 2006.

(4)
Information in respect of the beneficial ownership of Leonard A. Lauder (other than percentage ownership) is based upon a statement on Schedule 13D filed by him. The address of Mr. Leonard Lauder is c/o The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

(5)
Information in respect of the beneficial ownership of Federated Investors, Inc. (other than percentage ownership) is based upon a statement on Schedule 13G/A filed on February 14, 2006 jointly by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue. The address of Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

(6)
Information in respect of the beneficial ownership of Eric Semler (other than percentage ownership) is based upon a statement on Schedule 13G/A filed by him on January 18, 2006. The address of Mr. Semler is 888 Seventh Avenue, Suite 1504, New York, New York 10019.

(7)
Information in respect of the beneficial ownership of Testora Limited (other than percentage ownership) is based upon a statement on Schedule 13G filed by it on January 11, 2006 The address of Testora Limited is Grigori Afxentiou, 8, El.Pa. Livadioti, Flat/Office 401, P.C. 6023, Larnaca, Cyprus.

(8)
57,799 of the shares of Class B Common Stock listed are owned directly by Ronald S. Lauder, 3,385,417 of the shares of Class B Common Stock are owned by RSL Investments Corporation, 1,672,500 of the shares of Class B Common Stock are owned by RSL Capital LLC and 577,788 of the shares of Class B Common Stock are owned by TV Holdings Ltd. , all of which are owned by Mr. Lauder. 210,461 of the shares of Class B Common Stock are held by RAJ Family Partners L.P., which Mr. Lauder may be deemed to beneficially own. In addition Mr. Lauder directly owns currently exercisable options to purchase 136,400 shares of Class B Common Stock.

(9)
285,239 of the shares of Class B Common Stock listed are owned directly by Leonard A. Lauder and 436,434 of the shares of Class B Common Stock are held by LWG Family Partners L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder.

(10)
Federated Investors, Inc. (“Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisors”), which act as investment advisors to registered investment companies and separate accounts that own shares of common stock in Central European Media Enterprises, Ltd. The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The trustees have collective voting control over the Parent and shared voting power over the shares listed.

(11)
Mr. Semler has sole power to vote and to dispose of these shares which consists of (i) 1,459,491 Shares held for the account of TCS Capital Investments; (ii) 123,405 Shares held for the account of TCS Capital; (iii) 780,601 Shares held for the account of TCS Capital II; and (iv) 2,000 Shares held for the account of TCS Select. TCS Capital Management, LLC, a Delaware limited liability company (“TCS Capital Management”) is the investment manager of each TCS Capital International, TCS Capital and TCS Capital II. Mr. Semler is the investment manager of TCS Capital Management.

(12)
Consists of 80,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price of $19.49 per share and which expire on February 1, 2014. Does not include (i) 80,000 shares of Class A Common Stock underlying options with an exercise price of $19.49 per share which are not currently exercisable and will not become exercisable within 60 days and expire on February 1, 2014; and (ii) 30,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015

(13)
Consists of (i) 3,200 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $1.958 per share and which expire on May 15, 2012; and (ii) 3,200 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $10.897 per share and which expire on May 21, 2013. Does not include (i) 3,200 shares of Class A Common Stock underlying options with an exercise price of $1.958 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 15, 2012; (ii) 6,400 shares of Class A Common Stock underlying options with an exercise price of $10.897 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 21, 2013; (iii) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2014; and (iv) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(14)
Consists of (i) 12,800 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $1.958 per share and which expire on May 15, 2012; (ii) 9,600 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $10.897 per share and which expire on May 21, 2013; and (iii) 4,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $22.11 per share and which expire on June 1, 2014. Does not include (i) 3,200 shares of Class A Common Stock underlying options with an exercise price of $1.958 per share are not currently exercisable and will not become exercisable within 60 days and expire on May 15, 2012; (ii) 6,400 shares of Class A Common Stock underlying options with an exercise price of $10.897 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 21, 2013; (iii) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2014; and (iv) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(15)
Consists of 14,000 shares of Class A Common Stock underlying options which are currently exercisable or will become exercisable within 60 days, at an exercise price of $10.365 per share and which expire on May 28, 2013.

(16)
Consists of (i) 4,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $0.294 per share and which expire on April 18, 2011; (ii) 6,400 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $1.958 per share and which expire on May 15, 2012; (iii) 6,400 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at an exercise price of $10.897 per share and which expire on May 21, 2013; and (iv) 4,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $22.11 per share and which expire on June 1, 2014. Does not include (i) 3,200 shares of Class A Common Stock underlying options with an exercise price of $1.958 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 15, 2012; (ii) 6,400 shares of Class A Common Stock underlying options with an exercise price of $10.897 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 21, 2013; (iii) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 days, and expire on June 1, 2014; and (iv) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(17)
Consists of (i) 9,600 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $10.897 per share and which expire on May 21, 2013; and (ii) 4,000 shares of Class A Common Stock underlying options which are currently exercisable at, or will become exercisable within 60 days, an exercise price of $22.11 per share and which expire on June 1, 2014. Does not include (i) 6,400 shares of Class A Common Stock underlying options with an exercise price of $10.897 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 21, 2013; (ii) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2014; and (iii) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(18)
Consists of 4,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $22.11 per share and which expire on June 1, 2014. Does not include (i) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 and expire on June 1, 2014; and (ii) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(19)
Consists of 4,000 shares of Class A Common Stock underlying options which are currently exercisable, or will be exercisable within 60 days, at a price of $22.11 per share and which expire on June 1, 2014. Does not include (i) 12,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2014; and (ii) 6,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(20)
Consists of (i) 95,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price of $2.1375 per share and which expire on April 1, 2012; and (ii) 80,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $10.365 per share and which expire on May 28, 2013. Does not include 15,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(21)
Consists of (i) 20,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $10.365 per share and which expire on May 21, 2013; and (ii) 13,332 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $18.93 per share and which expire on May 4, 2014. Does not include (i) 6,668 shares of Class A Common Stock underlying options with an exercise price of $18.93 per share which are not currently exercisable and will not become exercisable within 60 days and expire on May 4, 2014; and (ii) 10,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share which are not currently exercisable and will not become exercisable within 60 days and which expire on June 1, 2015.

(22)
Consists of 6,666 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $32.80 per share and which expire on November 21, 2014. Does not include (i) 13,334 shares of Class A Common Stock underlying options with an exercise price of $32.80 per share which are not currently exercisable and will not become exercisable within 60 days and expire on November 21, 2014; and (ii) 15,000 shares of Class A Common Stock underlying options with an exercise price of $44.50 per share and which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

(23)
Consists of 384,198 shares of Class A Common Stock underlying options which are currently exercisable or will become exercisable within 60 days. Does not include 313,202 shares of Class A Common Stock underlying options which are not currently exercisable and will not become exercisable within 60 days.

(24)
Includes (i) 100,000 shares of Class B Common Stock underlying options which are currently exercisable at an exercise price of $23.925 per share and which expire on August 1, 2007; (ii) 10,000 shares of Class B Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $0.2625 per share and which expire on May 18, 2011; (iii) 12,800 shares of Class B Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $2.0558 per share and which expire on May 15, 2012; (iv) 9,600 shares of Class B Common Stock underlying options which will become exercisable within 60 days, at a price of $11.44 per share and which expire on May 21, 2013; and (v) 4,000 shares of Class B Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at an exercise price of $23.22 per share and which expire on June 1, 2014. Does not include (i) 3,200 shares of Class B Common Stock underlying options with an exercise price of $2.0558 per share which are not currently exercisable and will not become exercisable within 60 days, and expire on May 15, 2012; (ii) 6,400 shares of Class B Common Stock underlying options with an exercise price of $11.44 per share which are not currently exercisable and will not become exercisable within 60 days, and expire on May 21, 2013; (iii) 12,000 shares of Class B Common Stock underlying options with an exercise price of $23.22 per share which are not currently exercisable and will not become exercisable within 60 days, and expire on June 1, 2014; and (iv) 6,000 shares of Class B Common Stock underlying options with an exercise price of $46.725 which are not currently exercisable and will not become exercisable within 60 days and expire on June 1, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file certain reports (“Section 16 Reports”) with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company’s review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

ELECTION OF DIRECTORS

Nine directors will be nominated for election at the Meeting to serve until the Company’s next annual general meeting of shareholders. All nine directors are incumbents. The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the persons listed below. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director.

Name of Nominee	Principal Occupation	Age	Year Became a Director

Ronald S. Lauder	Non-executive Chairman of the Board	62	1994

Michael Garin	Chief Executive Officer and Director	59	2003

Charles R. Frank, Jr.	Financial Advisor	68	2001

Herbert A. Granath	Chairman Emeritus, ESPN	77	2002

Herbert Kloiber	Chairman, Telemuenchen Group	58	2006

Alfred W. Langer	Consultant	55	2000

Bruce Maggin	Principal, the H.A.M. Media Group, LLC	62	2002

Ann Mather	Former CFO, Pixar Animation Studios	46	2004

Eric Zinterhofer	Partner, Apollo Management, L.P.	34	2004

Ronald S. Lauder, a founder of the Company, has served as nonexecutive Chairman of the Board of the Company since its incorporation in 1994. Mr. Lauder is a principal shareholder and a director of The Estée Lauder Companies, Inc. (“Estée Lauder”) and has served as Chairman of Estée Lauder International and Chairman of Clinique Laboratories, Inc., divisions of Estée Lauder, since returning to the private sector from government service in 1987. From 1986 until 1987, Mr. Lauder served as U.S. Ambassador to Austria. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. He is Chairman of the Board of Trustees of the Museum of Modern Art, President of the Jewish National Fund, former Chairman of the Council of Presidents of American Jewish Organizations, a member of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania and a member of the Visiting Committee of the Wharton School at the University of Pennsylvania. He received his B.S. in International Business from the Wharton School of the University of Pennsylvania.

Michael N. Garin has served as Director since December 2003 and Chief Executive Officer since February 2004. Mr. Garin currently serves as a Director and Chairman of the Audit Committee of American Media, publisher of the National Enquirer, Star, Globe and other publications; and as a Director and member of the Compensation Committee of MortgageIT Holdings, Inc., a real estate investment trust and residential mortgage bank. From 2000 until January 2004, Mr. Garin served as the Chairman of Adcom Information Services, the leading U.S. cable television viewership data provider. From 1999 to 2001, Mr. Garin was President and Chief Operating Officer of Digital Convergence Corporation, an Internet technology company.  In March 2002, Digital Convergence filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code.  From 1988 to 1999, Mr. Garin served ING Barings (Furman Selz) in various roles, including Executive Vice President and Member of the Management Committee. As Global Head of Media, Telecommunications and Information Services Investment Banking for Furman Selz, he was responsible for building the firm’s investment banking practice in those areas. Mr. Garin was one of the founders of Lorimar Telepictures and helped run the company until it was acquired by Warner Communications in 1988. Mr. Garin received his BA degree from Harvard University and holds a Masters degree in Philosophy and the Arts.

Charles R. Frank, Jr. has served as a Director of the Company since 2001. Mr. Frank currently serves as a non-executive member of the board of Mittal Steel Galati, the Romanian subsidiary of Mittal Steel Company N.V., and of Megafon, the third largest mobile phone operator in Russia. He is a member of the investment committee of the Darby Converging Europe Mezzanine Fund. From 1997 to 2001, Mr. Frank was First Vice President and twice acting President of the European Bank for Reconstruction and Development (EBRD), which makes debt and equity investments in Central and Eastern Europe and the former Soviet Union. Mr. Frank was Managing Director of the Structured Finance Group at GE Capital (a financial services company), and Vice President of GE Capital Services from 1988 to 1997. Mr. Frank served as Chief Executive Officer of Frank and Company from 1987 to 1988, and Vice President of Salomon Brothers from 1978 until 1987. Mr. Frank has held senior academic and government positions, including Deputy Assistant Secretary of State and Chief Economist at the U.S. Department of State, Senior Fellow at the Brookings Institution, Professor of Economics and International Affairs at Princeton University, and Assistant Professor of Economics at Yale University. Mr. Frank graduated from Rensselaer Polytechnic Institute with a B.S. in mathematics and economics before completing a Ph.D. in economics at Princeton University.

Herbert A. Granath has served as a Director of the Company since 2002. Mr. Granath is Chairman Emeritus, ESPN, a cable sports network, and Senior Content Advisor to Telenet, the largest cable operator in Belgium. He is a Director of Crown Media Holdings, which owns and operates the Hallmark Channel. Mr. Granath was employed by ABC for over 35 years and was Chairman, Disney/ABC International (an international broadcasting company) from 1996 to January 1998 where he pioneered many aspects of ABC’s expanding television business, including its successes in the cable and international programming arenas. He served as Chairman of the Board of ESPN for 16 years and Senior Vice President of ABC, Inc. from 1998 until 2001. He also served as Chairman of the Board of A&E, The History Channel, The Biography Channel and Lifetime Television, and was a founding partner and Board member of Eurosport, the largest cable network in Europe. He also served on the Boards of Telefunf, RTL2 and TM3 networks in Germany, SBS Broadcasting SA and TVA, the Brazilian pay-TV company. Among the awards Mr. Granath has received are two Tony awards (along with six Tony nominations), an International Emmy (Lifetime Achievement in International TV), and a U.S. Emmy (Lifetime Achievement in Sports Television). He has also been honored by the National Association of Broadcasters as a Broadcast Pioneer and received the European Lifetime Achievement Award at the Rose d’Or Festival in Lucerne, Switzerland.

Herbert Kloiber has served as a Director of the Company since February 2006. Dr. Kloiber is chairman and majority shareholder of the media conglomerate TeleMuenchen Group, which was a production company when he initially acquired it in 1977. He is also a member of the board of Bavarian Film Funding Organization in Germany and of Sun New Media Inc. in China. Dr. Kloiber also serves as Chairman of the board for CineMedia Film AG, Cinemax AG and ATV+. From April 1998 until August 2005, Dr. Kloiber was a member of the board of SBS Broadcasting SA. He has received the Directorate Award of the Academy of Television Arts and Sciences, the Chevalier des Arts et Lettres, the Bavarian Order of Merit and the Grand Decoration of Honor for Services to Austria. Dr. Kloiber has a Ph.D in law from University of Vienna.

Alfred W. Langer has served as a Director of the Company since 2000. Mr. Langer currently serves as a consultant to a number of privately held, mostly German companies, engaged in the area of mergers and acquisitions, structured financing and organizational matters. Mr. Langer served as Chief Financial Officer of Solvadis AG, a German based chemical distribution and trading company, from July 2001 until June 2002. Mr. Langer served as Treasurer of Celanese AG, a German listed chemical company, from October 1999 until May 2001. From June 1997 until October 1999, Mr. Langer served as Chief Financial Officer of Celanese Corp., a U.S. chemical company. Mr. Langer served as Chief Executive Officer of Hoechst Trevira GmbH, a producer of synthetic fibers, from October 1994 until July 1997. From 1988 until September 1994, Mr. Langer served as a member of the Board of Management of Hoechst Holland N.V., a regional production and distribution company. Mr. Langer received an M.B.A. degree from the University GH Siegen.

Bruce Maggin has served as a Director of the Company since 2002. Mr. Maggin has served as Principal of the H.A.M Media Group, LLC, an international media investment and advisory company since 1997. He is currently executive vice president and a director of Media and Entertainment Holdings, Inc. and a member of the Board of Advisors of Jump TV. From 1999 to 2002, Mr. Maggin served as the Chief Executive Officer of TDN Media, Inc., a joint venture between Thomson Multimedia, NBC Television and Gemstar-TV Guide International. TDN sells advertising on proprietary interactive television platforms. Mr. Maggin also currently is a Director and Chair of the Audit Committee of Phillips-Van Heusen Corporation. Mr. Maggin is a member of the New York State Bar. He received a BA degree from Lafayette College and JD and MBA degrees from Cornell University.

Ann Mather has served as a Director of the Company since April 2004. Ms. Mather is also Chair of the Audit Committee of Google, Inc.. From 1999 to 2004, Ms. Mather was Executive Vice President, Chief Financial Officer and Secretary of Pixar Animation Studios. Prior to joining Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures. From 1993 to 1999, Ms. Mather held various executive positions at the Walt Disney Company in Los Angeles, including Senior Vice President of Finance and Administration of its Buena Vista International Theatrical Division, where she supervised operations in Europe, Asia and Latin America as well as the start up of distribution operations in several Asian markets including China, Australia and Malaysia. From 1992 to 1993, Ms. Mather worked for Disney in Paris, France where she helped establish the international theatrical distribution arm of Disney in ten European countries. From 1991 to 1992, she was the European Controller for Alico, a division of AIG, Inc. From 1989 to 1991 she was the Director of Finance for Polo Ralph Lauren Europe’s retail operations, and from 1984 to 1988, Ms. Mather was at Paramount Pictures Corporation where she held various positions in London, Amsterdam and New York. She worked for KPMG in London, England between 1981 and 1984 covering a broad range of audit, tax and consulting assignments and is a Chartered Public Accountant. She has an MA degree from Cambridge University in England.

Eric Zinterhofer has served as a Director of the Company since April 2004. Mr. Zinterhofer is a partner at Apollo Management, L.P., and has been with Apollo since 1998. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co. From 1993 to 1994, Mr. Zinterhofer was a member of the Structured Equity Group at J.P. Morgan Investment Management. Mr. Zinterhofer graduated Cum Laude from the University of Pennsylvania with BA degrees in Honors Economics and European History and received his MBA from the Harvard Business School.

The Board of Directors has determined that the following members of the Board satisfy the independence requirements set forth in Rule 4200 of the National Association of Securities Dealers’ listing standards: Charles Frank, Herb Granath, Herbert Kloiber, Alfred Langer, Bruce Maggin and Ann Mather.

There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director. Directors serve until the next annual general meeting or until a successor is appointed. There is no family relationship among any directors or executive officers of the Company other than Eric Zinterhofer, who is Mr. Lauder’s son-in-law.

Committees of the Board

Audit Committee. The Board of Directors has an Audit Committee which is composed of Messrs. Frank and Langer (Chairman) and Ms. Mather. The current members of the Audit Committee satisfy the independence and expertise requirements set forth in the National Association of Securities Dealers’ listing standards. In addition, the Board has determined that Mr. Langer, Ms. Mather and Mr. Frank qualify as “audit committee financial experts”. The Audit Committee is responsible for approving the appointment of the independent registered public accounting firm to be retained by the Company and the engagement of the independent registered public accounting firm for audit-related, tax-related and other services; reviewing with the independent registered public accounting firm the scope and results of these engagements and establishing and monitoring the Company’s financial policies and control procedures. During the fiscal year ended December 31, 2005 the Audit Committee met, or acted by unanimous consent, on nine occasions.

The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in June 2000. An amended and restated Audit Committee charter was subsequently adopted by the Board of Directors on November 20, 2002 and amended March 27, 2003, April 6, 2004 and February 2, 2006. A copy of the amended Audit Committee charter is attached to this Proxy Statement. The charter is also available on the Company’s website at www.cetv-net.com.

Compensation Committee. The Board of Directors has a Compensation Committee which is composed of Messrs. Granath and Maggin (Chairman) and Ms. Mather. The members of the Compensation Committee satisfy the independence requirements set forth in the National Association of Securities Dealers’ listing standards. The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company’s Amended and Restated Stock Incentive Plan (the “1995 Plan”), including granting options as well as other forms of equity compensation and setting the terms thereof pursuant to the 1995 Plan. In addition, the Compensation Committee is responsible for reviewing and approving executive compensation arrangements. During the fiscal year ended December 31, 2005, the Compensation Committee met, or acted by unanimous consent, on three occasions.

Corporate Governance/Nominating Committee. The Board of Directors has a Corporate Governance/Nominating Committee which is composed of Messrs. Granath (Chairman), Langer and Maggin. The members of the Nominating Committee satisfy the independence requirements set forth in the National Association of Securities Dealers’ listing standards. During the fiscal year ended December 31, 2005, the Nominating Committee met on one occasion.

The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board of Directors in April 2004 and amended on February 2, 2006. A copy of the amended Corporate Governance/Nominating Committee charter is attached to this Proxy Statement. The charter is also available on the Company’s website at www.cetv-net.com.

The Corporate Governance/Nominating Committee is responsible generally for ensuring that the Board of the Company and its committees are appropriately constituted in order to conform with applicable legal requirements. Responsibilities of the Corporate Governance/Nominating Committee include selecting, or recommending to the Board, candidates for the Board of Directors of the Company and committees of the Board. The Corporate Governance/Nominating Committee will consider candidates who are recommended by qualifying shareholders, i.e. - any shareholder who has provided evidence that he has been the beneficial owner of at least 5% of the Class A Common Stock of the Company for at least one year. For consideration candidates must meet the criteria and qualifications specified by the Nominating Committee from time to time, including having relevant professional experience; possessing a knowledge of our business; being eligible under standards established by the SEC, NASDAQ or relevant law. These criteria apply to all nominees, whether recommended by a shareholder, management or a search firm. Recommendations must be in writing and addressed to the Chairman of the Nominating Committee in care of Central European Media Enterprises Group at the address specified in the Charter. Shareholder nominations must be submitted at least 120 days before the anniversary of the previous year’s annual general meeting.

In addition, the Chairman of the Corporate Governance/Nominating Committee serves as chairman of executive sessions of the independent Directors of the Company and oversees other communications from shareholders, including proposals for items to be included in the Company’s Annual General Meeting Proxy Statement and any other communications intended for the Board of Directors or management. All such correspondence should be sent to the Chairman of the Corporate Governance/Nominating Committee in care of Central European Media Enterprises at the address specified in the charter of the Corporate/Governance Nominating Committee. Proposals for inclusion in the Company’s Annual General Meeting Proxy Statement must be in writing and received at least 120 days before the anniversary of the previous year’s annual general meeting.

During the fiscal year ended December 31, 2005, the Board of Directors met, or acted by unanimous consent, on nine occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served during the periods that they served.

The Company is incorporated in Bermuda and has held its annual general meetings in Bermuda since its incorporation. Senior members of management, including one employee director, have been present by teleconference at each annual general meeting to answer any questions. Historically, shareholder attendance has been extremely limited, which we attribute to our policy of regular and detailed communication with our shareholders and investors through meetings with management, quarterly earnings calls and other investor relations activities. In view of the fact that shareholders have not historically attended annual general meetings, we have not adopted a specific policy regarding the attendance of directors at the annual general meeting. Attendance is left to the discretion of individual Board members.

Vote Required; Recommendation

The election of the Board of Directors requires a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR election of the nine named nominees to the Company’s Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE NINE NAMED NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

Set forth below is certain information describing the Company’s executive officers who are not nominees for director:

Robert E. Burke, age 54, has served as President and Chief Operating Officer since March 2003 and as Vice President and Chief Operating Officer of the Company since July 2001. From 1999 to 2001, Mr. Burke served as Executive Vice President of Microcast, Inc., an internet broadcasting company which filed for bankruptcy protection in the State of Delaware on or about December 1, 2000. From 1995 to 1998, Mr. Burke served as President and Chief Executive Officer of WTN, a subsidiary of ABC based in London, United Kingdom. WTN was a diversified global news and television production company and, prior to its sale, provided news, sports, entertainment, business, and corporate programming to virtually all the world's broadcasters (including all of the stations owned by the Company) via a global 24-hour satellite network. Mr. Burke was Vice President of WTN from 1984 to 1995 and previously worked as a reporter, producer, and manager for ABC News in Washington and New York from 1980 until 1984. Mr. Burke has a BA (History) from Washington University, St. Louis, Missouri.

Wallace Macmillan, age 48, was appointed Vice President - Finance and Chief Financial Officer in March 2003. Prior to joining the Company, Mr. Macmillan consulted for both Bertelsmann and EMI. From 1999 until his departure from EMI in 2001 Mr. Macmillan was involved in several major projects as VP Finance for the Recorded Music Division. Between 1997 and 1999 he was CFO for EMI’s Virgin Sector and Latin American and South East Asian regions. From 1992 until 1997 he worked as Finance Director first of the Virgin and later of the EMI record companies in the UK, following the acquisition of Virgin Music Group by Thorn-EMI. Between 1990 and 1992 he was the International Financial Controller for Virgin Music Group in the United Kingdom. From 1988 to 1990 Mr. Macmillan worked as Director of Group Reporting for Bertelsmann Music Group in New York. From 1983 through 1987 he worked for the Bertelsmann Group in Germany in a variety of financial roles. Mr. Macmillan obtained his qualification as a Chartered Accountant while at Price Waterhouse from 1976 to 1983

Marina Williams, age 40, has served as Executive Vice President since November 2004. From 2003 until joining the Company, Ms. Williams served as Vice President and Managing Director of Newscorp with responsibility for the development of Fox channels in Central and Eastern Europe. From 1998 to 2003, she served as Managing Director for Central and Eastern Europe and Executive Director, TV Channels for Fox Kids Europe and was responsible for launching and managing channels and for pan-European advertising and sponsorship. From 1991 to 1998, Ms. Williams served as regional manager and later Vice President for European Business Development for Turner Broadcasting in London, England and was responsible for developing CNN and the Cartoon Network in Eastern Europe. She received an MA degree from St. Petersburg University in St. Petersburg, Russia.

There is no arrangement or understanding between any executive officer and any other person regarding selection as an executive officer. Executive officers serve pursuant to their employment agreements as described herein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer, Vice Chairman, President and Chief Operating Officer, Chief Financial Officer and Vice President - Finance, and Executive Vice President, who were the Company’s only executive officers at the end of 2005 (together, the “Named Executive Officers”) who either served as executive officers during, or were serving as executive officers at the end of, the fiscal year ended December 31, 2005, for services rendered in all capacities to the Company and its subsidiaries for each of the Company’s last three fiscal years.

					Long-Term Compensation Awards
	Annual Compensation				Securities
				Other Annual	Underlying	All Other
Name and		Salary	Bonus	Compensation	Options/SARs	Compensation
Principal Position	Year	$	$	$	#	$

Michael Garin	2005	625,000	950,000	--	30,000	20,019(8)
Chief Executive Officer (1)	2004	572,917	825,000	--	160,000	17,359(8)
	2003	--	--	--	--	--

Frederic T. Klinkhammer	2005	142,628	166,666	--	--	15,222(8)
Vice Chairman (2)	2004	625,000	--	--	--	19,243(8)
	2003	625,000	625,000	16,515(6)	40,000	1,017,620(9)

Robert E. Burke	2005	328,440	184,257	76,363(7)	15,000	5,913(8)
President and Chief Operating	2004	326,493	425,196	76,182(7)	--	8,439(8)
Officer (3)	2003	293,010	271,528	68,369(7)	80,000	6,703(8)

Wallace Macmillan	2005	355,596	163,482	--	10,000	4,865(8)
Chief Financial Officer and	2004	326,493	195,174	--	20,000	6,884(8)
Vice President - Finance(4)	2003	220,365	--	--	20,000	6,020(8)

Marina Williams	2005	364,933	167,674	--	15,000	5,602(8)
Executive Vice President (5)	2004	41,759	42.238	--	20,000	222(8)
	2003	--	--	--	--	--

(1)	Became Chief Executive Officer on February 2, 2004.
(2)
Retired on March 22, 2005 in connection with expiration of his employment agreement after having served as Vice-Chairman since February 2, 2004; previously Vice Chairman and Chief Executive Officer since March 2003 and Chief Executive Officer and President since March 1999.

(3)	Became President and Chief Operating Officer in March 2003; previously Vice President and Chief Operating Officer since July 2001.
(4)	Became Chief Financial Officer and Vice President - Finance in March 2003.
(5)	Became Executive Vice President on November 22, 2004.
(6)	Represents an expatriate allowance.
(7)	Represents a housing allowance.
(8)	Represents life and health insurance benefits paid by the Company.
(9)
Long-Term Compensation included a $1,000,000 special long-term incentive bonus granted to Mr. Klinkhammer pursuant to his employment agreement, which provided that if the fair market value of the Company’s Class A Common Stock on December 31, 2003 was greater that $8.125 per share (the split-adjusted trading price on March 22, 1999) and the percentage increase in such share price was greater than the percentage increase in the NASDAQ composite average during the period from March 22, 1999 to December 31, 2003, he would be entitled to such bonus. In addition, he received $17,620 in life and health insurance benefits paid by the Company.

No restricted stock, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the time periods described above.

Option Grants In Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase shares of Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2005.

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to Employees in	Exercise or Base		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Options	Fiscal	Price	Expiration	5%	10%
Name	Granted	Year	($/sh) (1)	Date (2)	($)	($)

Michael Garin	30,000	15.42%	$44.50	6/1/15	$948,303	$2,473,911

Robert E. Burke	15,000	7.71%	$44.50	6/1/15	$474,152	$1,236,955

Wallace Macmillan	10,000	5.14%	$44.50	6/1/15	$316,101	$824,637

Marina Williams	15,000	7.71%	$44.50	6/1/15	$474,152	$1,236,955
____________________

(1)
The exercise price is set by the Compensation Committee, but may be not less than the fair market value of the Common Stock on the date of grant of the option. Options for the Named Executive Officers were granted on June 2, 2005.

(2)	All options granted to the Named Executive Officers will vest in four equal installments on each of the first four anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2005 by the Named Executive Officers and the value at December 31, 2005 of unexercised stock options held by the Named Executive Officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) Exercisable/Unexercisable
Michael Garin	0	0	40,000/150,000	$1,536,400/5,011,200
Frederic T. Klinkhammer	486,000	$20,530,912	800/13,200	$38,028/627,462
Robert E. Burke	0	0	173,600/41,400	$9,239,376/1,455,927
Wallace Macmillan	0	0	20,000/30,000	$894,171/969,929
Marina Williams	0	0	6,600/28,400	$165,600/537,340

(1)	Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.
(2)	On March 3, 2006, Robert E. Burke exercised 25,000 options with an exercise price of $2.128 per share, realizing a gain of $1,561,800 based on an average sale price on that date of $64.61 per share.

Compensation of Directors

The Company pays a cash fee to each of its non-employee directors (except Messrs. Lauder and Zinterhofer) of $50,000 per annum.

In addition, on the day of each annual general meeting of the Company’s shareholders during the term of the Amended and Restated 1995 Stock Incentive Plan, each non-employee director of the Company (including for these purposes the Chairman) who has served as a director since the last annual general meeting of shareholders will be eligible to receive either (i) non-incentive stock options to purchase 6,000 shares of Class A Common Stock (in the case of the Chairman, Class B Common Stock if such grant is approved by the Board) or (ii) a combination of non-incentive stock options, restricted stock and restricted stock units whose aggregate value is equal to the value of 6,000 non-incentive stock options on the date of grant. Subject to that limitation on total value, the Compensation Committee has discretion to determine the components the annual automatic grant. For purposes of determining the value of non-incentive stock options to purchase 6,000 shares of Common Stock, the Compensation Committee shall calculate a U.S. dollar amount using the methodology that is employed by the Company for valuing options in its most recent annual financial statements. For purposes of determining the number of shares of any restricted stock or restricted stock units, the U.S. dollar amount allocated to such award shall be divided by the fair market value of a share of the Company’s Class A Common Stock on the date of grant.

For non-employee directors, the exercise price of options will be the closing price of a share of Class A Common Stock on the date of grant (and 105% of the fair market value of a share of Class A Common Stock in the case of an option to acquire Class B Common Stock). The options will vest over a four-year period from the date of grant and will expire 10 years from the date of grant.

The Company reimburses each director for expenses in connection with attending meetings of the Board of Directors. Members of the Audit Committee are paid an additional annual cash fee of $12,000. Members of the Compensation Committee receive an additional annual cash fee of $5,000. Otherwise, no separate compensation is paid to any director for serving on committees. Directors who are also employees of the Company receive no additional compensation for service as a director.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Michael Garin

Michael Garin, Chief Executive Officer of the Company, has an employment Agreement dated as of February 2, 2004 with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Garin is entitled to receive an aggregate annual salary of US $625,000, which may be increased annually at the discretion of the Compensation Committee. Mr. Garin has the opportunity to earn an annual cash bonus in an amount not to exceed his annual base salary. One-half of such bonus shall be based on objective criteria and one-half shall be based on subjective criteria established by the Board. Pursuant to Mr. Garin’s employment agreement, the Company is required to name Mr. Garin to its Board of Directors and the Board is required to nominate Mr. Garin for election to the Board of Directors of the Company for so long as he remains employed by the Company.

Mr. Garin’s employment agreement is for a term expiring on January 31, 2008. The Company may terminate the employment agreement at any time. Upon early termination of Mr. Garin’s employment agreement by the Company (other than for cause or on death or disability), Mr. Garin is entitled to seek any loss of compensation or loss of other entitlements that may be available as a matter of law.

Mr. Garin may terminate the agreement at any time on 90 days’ notice without further entitlement. In the event Mr. Garin terminates his employment agreement, any options that have become exercisable as of such termination date may be exercised for a period of 90 days following such date.

Under his employment agreement, Mr. Garin has been granted an option to purchase 160,000 shares of Class A Common Stock at an exercise price of $19.49 per share. Such options become exercisable in four equal annual installments on January 31, 2005, 2006, 2007 and 2008. 80,000 options of the February 2004 grant are currently exercisable or will become exercisable within the next 60 days. Such options expire on February 1, 2014. In June 2005, the Company awarded Mr. Garin options to acquire 30,000 shares of Class A Common Stock at an exercise price of $44.50 per share. None of the options granted in June 2005 are currently exercisable. Such options expire on June 1, 2015.

In the event the Company terminates Mr. Garin’s employment agreement before the end of its term other than for cause, all such options held by Mr. Garin shall become vested and shall be exercisable for a period of 90 days from the date of such early termination.

Robert Burke

Robert Burke, President and Chief Operating Officer of the Company, has an employment agreement dated as of July 16, 2001 with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Burke is entitled to receive an aggregate annual salary of UK £180,000, which may be increased each July at the Company’s discretion. In addition, Mr. Burke was entitled to a monthly UK £3,500 allowance payable until such time as the Board of Directors of the Company approved an initial stock option grant to Mr. Burke. However, even after the initial stock option grant, the Compensation Committee agreed to continue to pay this amount to Mr. Burke. Mr. Burke has the opportunity to earn an annual cash bonus with a target amount of 33% and a maximum amount of 66% of yearly compensation, based on the performance of the Company on a combined EBITDA basis in relation to budgeted goals. Mr. Burke’s employment agreement also contains non-competition provisions applicable for a one year period following the termination of the agreement, prohibits Mr. Burke from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Mr. Burke shall be entitled to receive. Mr. Burke’s employment agreement is for an indefinite term. The Company can terminate the agreement upon 12 months written notice or at any time if the Company makes a lump sum payment in lieu of the 12 months notice.

In April 2002, the Company awarded to Mr. Burke options to acquire 120,000 shares of the Class A Common Stock at an exercise price of $2.138 per share. Such options are exercisable in three equal installments on each of the first three anniversaries of the date of the grant. All such options are currently exercisable and expire on April 1, 2012. On March 3, 2006 Mr. Burke exercised 25,000 of these options. In May 2003, the Company awarded Mr. Burke options to acquire 80,000 shares of Class A Common Stock of the Company at an exercise price of $10.365 per share. Such options become exercisable in three equal installments on each of the first three anniversaries of the date of the grant. All such options granted in May 2003 are currently exercisable or will be become exercisable in the next 60 days. Such options expire on May 28, 2013. In June 2005, the Company awarded Mr. Burke options to acquire 15,000 shares of Class A Common Stock at an exercise price of $44.50 per share. None of the options granted in June 2005 are currently exercisable. Such options expire on June 1, 2015.

Wallace Macmillan

Wallace Macmillan, Chief Financial Officer and Vice President Finance of the Company has an employment agreement dated March 17, 2003 with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Macmillan is entitled to receive an aggregate annual salary of UK ₤ 200,000, which may be increased each March at the Company’s discretion. Mr. Macmillan has the opportunity to earn an annual cash bonus with a target amount of 331/3% and a maximum amount of 662/3% of yearly compensation, based on the performance of the Company on a combined EBITDA basis in relation to budgeted goals and also on personal performance goals. Mr. Macmillan’s employment agreement also contains non-competition provisions applicable for a one-year period following the termination of the agreement, prohibits Mr. Macmillan from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Mr. Macmillan shall be entitled to receive. Mr. Macmillan’s employment agreement is for an indefinite term. However, the Company’s wholly-owned subsidiary may terminate the employment agreement upon 12 months written notice or at any time if the Company’s subsidiary makes a payment in lieu of notice. Mr. Macmillan may terminate his employment at any time for good reason or with 90 days notice for any reason.

In May 2003, the Company awarded Mr. Macmillan options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $10.365 per share. Such options are exercisable in three equal installments on each of the first three anniversaries of the date of the grant. 20,000 of the options granted in May 2003 are currently exercisable or will become exercisable within the next 60 days. All such options expire on May 21, 2013. In May 2004, the Company awarded Mr. Macmillan options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $18.93 per share. Such options become exercisable in three equal installments on each of the first three anniversaries of the date of the grant. 13,332 of the options granted in May 2004 are currently exercisable or will become vested within the next 60 days. Such options become exercisable in three equal installments on each of the first three anniversaries of the date of the grant. Such options expire on May 4, 2014. In June 2005, the Company awarded Mr. Macmillan options to acquire 10,000 shares of Class A Common Stock at an exercise price of $44.50 per share. None of the options granted in June 2005 are currently exercisable. Such options expire on June 1, 2015.

Marina Williams

Marina Williams, Executive Vice President of the Company, has an employment agreement dated November 22, 2004 with a wholly-owned subsidiary of the Company. Under the employment agreement, Ms. Williams is entitled to receive an aggregate annual salary of UK ₤ 200,000, which may be increased each November at the Company’s discretion. Ms. Williams has the opportunity to earn an annual cash bonus with a target amount of 331/3% and a maximum amount of 662/3% of yearly compensation, based on the performance of the Company on a combined EBITDA basis in relation to budgeted goals and also on personal performance goals. Ms. William’s employment agreement also contains non-competition provisions applicable for a one-year period following the termination of the agreement that prohibits Ms. Williams from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Ms. Williams shall be entitled to receive. Ms. William’s employment agreement is for a three-year period ending on November 21, 2007. The Company’s wholly-owned subsidiary may terminate the employment agreement at any time if the Company’s subsidiary makes a payment in lieu of notice. Ms. Williams may terminate her employment at any time on six months’ notice for any reason.

On November 22, 2004, the Company awarded Ms. Williams options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $32.80 per share. Such options become exercisable in three equal installments on each of the first three anniversaries of the date of the grant. 6,666 of the options granted in November 2004 are currently exercisable or will become exercisable in the next 60 days. Such options expire on November 21, 2014. In June 2005, the Company awarded Ms. Williams options to acquire 15,000 shares of Class A Common Stock at an exercise price of $44.50 per share. None of the options granted in June 2005 are currently exercisable. Such options expire on June 1, 2015.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee at the end of the fiscal year ended December 31, 2005 were Herbert Granath, Bruce Maggin (chairman) and Ann Mather.

AUDIT COMMITTEE REPORT

To Our Shareholders:

We have reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005.

We have discussed with Deloitte & Touche LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the Statements on Auditing Standards No. 61, Communications With Audit Committees, as amended.

We have also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Deloitte & Touche LLP its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

Submitted by

ALFRED W. LANGER
CHARLES R. FRANK, JR.
ANN MATHER

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Company’s compensation programs for the Company’s executive management and also administers the Company’s stock option plans.

Compensation Objectives and Policies

The Compensation Committee seeks to provide compensation packages to the Company’s executive officers that will motivate them and retain their services. The Compensation Committee has adopted the following basic objectives and policies for compensating the Company’s executive officers:

•	rewarding executives for their contributions based on one-year corporate operational targets and implementation of longer term strategic goals;

•	balancing salary and bonus compensation with long-term incentives to reinforce achievement of annual corporate targets and strategic goals of the Company; and

•	aligning the interests of the Company’s executive officers to those of the Company’s shareholders through equity-based compensation in order to enhance shareholder value over time.

Each major compensation component is structured to provide significant differentiation based on individual performance. The major components are: base salary, an annual cash incentive award and stock incentives, traditionally in the form of stock options.

Base Salary

Base salaries are intended to provide regular compensation at a sufficient level to retain and motivate the Company’s executive officers.

Annual Bonus

The Company’s annual bonus plan for the Company’s executive officers provides participants an opportunity to earn bonuses equal to a specified percentage of their salaries. A portion of the bonus (determined by the Compensation Committee) is generally based on the achievement of company-wide financial objectives (such as revenues and Segment EBITDA) established by the Compensation Committee and the remainder is based on an evaluation of personal performance of the executive officers. In connection with the acquisition of the TV Nova (Czech Republic) group by the Company in May 2005 (see the Company’s Form 10-K - 10K/A Information for the year ended December 31, 2005 which accompanies this Proxy Statement), the Compensation Committee has decided that 50% of any bonus awarded for the achievement of quantitative financial objectives be for the achievement of financial objectives for the TV Nova (Czech Republic) group and 50% be awarded for the achievement of financial objectives for the remainder of the Company’s operations.

The performance of the Chief Executive Officer is evaluated solely by the Compensation Committee.

Stock Options

Stock options are an integral part of the pay packages of the Company’s executive officers. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of the Company’s executive officers with those of the Company’s shareholders. In each case, the exercise price of an option to purchase shares of Class A Common Stock will not be less than the fair market value of the Class A Common Stock on the date the grant is approved by the Compensation Committee.

The Compensation Committee has also extended the granting of options to certain employees of the Company’s subsidiaries, including the general directors and finance directors of the Company’s broadcasting operations.

Options will generally not be fully exercisable until four years after the option grant, which provides executives an incentive to increase shareholder value over the long term, since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options under the Amended and Restated 1995 Stock Incentive Plan generally expire on the earlier of their stated expiration date or (i) one year after termination of an executive’s employment, if such employment is terminated by reason of disability, death or retirement at or after age 65, or (ii) 90 days after termination of an executive’s employment, if such employment is terminated by the Company or a subsidiary other than for cause, or by the executive’s voluntary termination. However, in the event that the executive’s employment is terminated for cause, options under the Amended and Restated 1995 Stock Incentive Plan which have not expired or otherwise been cancelled terminate immediately.

Fiscal Year 2005

Compensation of the Chief Executive Officer

Michael Garin was appointed as the Company’s Chief Executive Officer in February 2004. Mr. Garin has entered into an employment agreement dated March 20, 2004 with a wholly-owned subsidiary of the Company.

In setting Mr. Garin’s compensation package, a number of factors were considered, including: the desire to provide an incentive to him to achieve the short and long-term strategy of the Company; the unique skills and experience of Mr. Garin in the international media business both in media-related business and as an investment banker with significant experience in media transactions, which the Board of Directors believed would be necessary to lead the Company during its current stage of development; and the total compensation of key executives at other media companies. His employment agreement provides:

Salary

An initial base salary of $625,000 per year with any increase in base salary per year to be determined at the option and sole discretion of the Compensation Committee.

Stock Options

In February 2004, the Compensation Committee awarded to Mr. Garin options to purchase 160,000 shares of Class A Common Stock at an exercise price of $19.49 per share. Such options are exercisable in four equal installments and will expire on February 1, 2014. In making this option grant in 2004, the Compensation Committee gave consideration to creating a suitable performance incentive for Mr. Garin in connection with his appointment as Chief Executive Officer of the Company. In June 2005, the Compensation Committee awarded Mr. Garin options to purchase 30,000 shares of Class A Common Stock at an exercise price of $44.50 per share. Such options are exercisable in four equal installments and will expire on June 1, 2015. In making this option grant in 2005, the Compensation Committee gave particular consideration to creating a suitable performance incentive for Mr. Garin to pursue the integration of the TV Nova group in the Czech Republic, which was acquired in May 2005, into the results of the Company and the maintenance of the performance levels of the operations of TV Nova (Czech Republic) group as well as the existing operations of the Company’s other stations.

Annual Bonus

Following the successful completion of the purchase from PPF (Cyprus) Ltd. of a controlling interest in the TV Nova (Czech Republic) group and the raising of debt and equity financing in respect thereof, the Compensation Committee awarded Mr. Garin a bonus of $300,000. This bonus is payable in equal installment over three years; the first installment was paid in November 2005.

On March 8, 2006, Mr. Garin received a $625,000 performance bonus for year 2005 in accordance with the terms of his employment agreement. The Compensation Committee also elected to award Mr. Garin an additional one-time bonus of $225,000 in acknowledgement of the outstanding achievements of Mr. Garin in both corporate and personal performance objectives:

•
The Company raised approximately $700 million in a simultaneous offering of Euro 370 million in debt and more than $200 million in equity and completed the purchase of substantially all of the interests in the TV Nova (Czech Republic) group.

•	The Company reported Segment EBITDA* of $157.9 million for the year ended December 31, 2005, a 113% increase over Segment EBITDA* for the year ended December 31, 2004.

•	The Company reported consolidated net revenues of $401 million for the year ended December 31, 2005, a 120% increase over consolidated net revenues for the year ended December 31, 2004.

•
The dramatic improvement in the Company’s results reflects both the successful management of the acquisition of the TV Nova (Czech Republic) group and the continued strong performance of the original stations of the Company, particularly in Romania and Ukraine.

•	Since the beginning of 2005, the Company has increased its ownership interest in the Romanian operations to 90% and has acquired a controlling interest in our Slovak Republic operations.

•
Mr. Garin has implemented measures designed to improve corporate governance and corporate communications and his active management of investor relations resulted in additional analyst coverage of the Company.

*
For a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable financial measurements in accordance with GAAP, see the Company’s Annual Report on Form 10-K - 10K/A Information for the year ended December 31, 2005 which accompanies this Proxy Statement.

The Company’s publicly traded Common Stock significantly outperformed its peer group, as reflected in the performance graph. In addition, Mr. Garin has recruited and promoted key personnel in order to continue to strengthen the Company’s management team.

The Compensation Committee endeavors to ensure that the Company’s compensation programs are fiscally responsive, competitive with our peer group and and based on performance. The Compensation Committee will continue to review and monitor the compensation of senior management and their development to ensure that the objectives continue to be met.

Compensation Committee

BRUCE MAGGIN
HERBERT GRANATH
ANN MATHER

PERFORMANCE GRAPH

The following performance graph is a line graph comparing the change in the cumulative shareholder return of the Class A Common Stock against the total cumulative total return of the Nasdaq Composite Index and the Dow Jones World Broadcasting Index between December 31, 2001 and December 31, 2005.

Value of $100 invested at December 31, 2001 as of December 31, 2005:
Central European Media Enterprises Ltd.	$4541.18
NASDAQ Composite Index	$113.07
Dow Jones World Broadcasting Index (1)	$78.37

(1)
This index includes 20 companies, many of which are non-U.S. based. Accordingly, the Company believes that the inclusion of this index is useful in understanding the stock performance of the Company compared to companies in the television broadcast and cable industry.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,118,275(1)	$22.23	1,392,088(2)
Equity compensation plans not approved by security holders	0(3)	--	1,000,000
Total	1,118,275	$22.23

(1)	This number consists of options outstanding at December 31, 2005 under the Company’s 1994 Stock Option Plan and under the Amended and Restated 1995 Stock Incentive Plan.
(2)
This number includes the aggregate number of shares of Common Stock that remains available for future issuance, at December 31, 2005 under the Company’s shareholder approved equity compensation plans, consisting of 1,392,088 shares available under the Amended and Restated 1995 Stock Incentive Plan. The term of the 1994 Stock Option Plan expired on July 11, 2004. Any option outstanding under the 1994 Stock Option Plan at the time of the termination of the Plan will remain outstanding until such option has been exercised or has expired in accordance with its terms.

(3)
The Company’s 1998 Stock Appreciation Rights Plan (the “SAR Plan”) allows the Company to grant up to 1,000,000 SARs. The SARs are subject to substantially the same general conditions as apply to options granted under the Amended and Restated 1995 Stock Incentive Plan. When SARs are exercised, the grantee will receive in cash the amount by which the Company’s stock price exceeds a base price fixed by the Compensation Committee at the time of grant. There were no SARs outstanding at December 31, 2005.

ADOPTION OF FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors has approved the audited financial statements for the Company’s fiscal year ended December 31, 2005 (the Financial Statements) for presentation to the shareholders at the Annual General Meeting of Shareholders. Under Bermuda law, the shareholders are requested to adopt financial statements; under Bermuda law, the adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements. The Financial Statements are included in the Company’s Form 10-K - 10K/A Information accompanying this Proxy Statement.

Vote Required; Recommendation

The adoption of the Financial Statements requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR adoption of the Financial Statements and the auditors’ report thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS’ REPORT THEREON.

SELECTION OF AUDITORS

At the recommendation of the Audit Committee, the Board of Directors recommends to the shareholders that Deloitte & Touche LLP be appointed to serve as the independent registered public accounting firm of the Company for 2005. In addition, the Board of Directors recommends to the shareholders that the shareholders authorize the Board of Directors, acting through the Audit Committee, to approve the auditors’ fee.

Representatives of Deloitte & Touche LLP will be invited to attend the Meeting in order to have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders.

Audit Fees

Deloitte & Touche LLP’s audit fees for auditing the Company’s annual consolidated financial statements for the year ended December 31, 2005 and reviewing of the Company’s interim financial statements included in the Company’s Forms 10-Q were $ 2,077,000 (2004: $2,005,000).

Audit-Related Fees

Deloitte & Touche LLP’s audit-related fees for the year ended December 31, 2005 were $1,161,000 (2004: $847,000). Audit-related fees in 2005 were incurred in respect of services provided in connection with our debt and equity offerings. Audit -related fees in 2004 were incurred in respect of services relating to the purchase of an of an additional 14% interest in our operations in Romania, a Sarbanes Oxley Act Section 404 “dummy” attestation, general advice regarding compliance with recently enacted regulatory and accounting rules in the United States and work related to business development projects.

Tax Fees

Deloitte & Touche LLP’s tax fees for the year ended December 31, 2005 were $156,000 (2004: $425,000). Tax fees in 2005 were incurred for advice provided in respect of restructuring related to our operations in Ukraine. Tax fees in 2004 were incurred for advice provided in respect of general tax advice and tax compliance matters, including advice in respect of tax compliance in the Netherlands and restructuring related to operations in Ukraine.

All other Fees

There were no other fees paid to Deloitte & Touche LLP for the year ended December 31, 2004 or the year ended December 31, 2005.

The Audit Committee of the Board of Directors has considered whether the provision of the services in respect of Audit-related Fees, Tax Fees and All Other Fees is compatible with maintaining Deloitte & Touche LLP’s independence prior to the incurrence of such Fees in accordance with the Charter of the Audit Committee. All engagements of the auditors are approved in advance by the Audit Committee. At the beginning of the fiscal year, management presents for approval by the Audit Committee a range of services to be provided by the auditors and estimated fees for such services for the current year. Any services to be provided by the auditors that are not included within such range of services are approved on a case-by-case basis by the Audit Committee. Management provides reports to the Audit Committee on at least a quarterly basis on the status of the services provided and the level of fees incurred in respect of each service. The Company did not approve the incurrence of any fees pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

Vote Required; Recommendation

The appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company in respect of the fiscal year ended December 31, 2006 and the authorization of the Board of Directors, acting through the Audit Committee, to approve the auditors’ fee requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in respect of the fiscal year ended December 31, 2006 and for the Board of Directors, acting through the Audit Committee, to approve the auditors’ fee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUUNTING FIRM IN RESPECT OF THE FISCAL YEAR ENDED DECEMBER 31, 2006 AND A VOTE IN FAVOR OF AUTHORIZING THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO APPROVE THE AUDITORS’ FEE.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company at its principal executive office by January [__], 2007 in order to be considered for inclusion in proxy materials distributed in connection with the 2007 annual general meeting of shareholders.

The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2006 annual general meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office by February [__], 2007.

MISCELLANEOUS

Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual Meeting of Shareholders is permitted to be presented at the Meeting.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph, electronic mail and personal interview, for which no additional compensation will be paid. In addition, Georgeson Shareholder Communications Inc. has been engaged by the Company to act as proxy solicitors and will receive fees of $5,000, plus expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

Information included in the Company’s Form 10-K - 10K/A Information for the fiscal year ended December 31, 2005 is being circulated together with this Proxy Statement.

By order of the Board of Directors,

DANIEL PENN
Secretary

Hamilton, Bermuda

April [__], 2006

Exhibit A

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF CENTRAL EUROPEAN MEDIA ENTERPRISES, LTD.
ADOPTED ON NOVEMBER 20, 2002 AND
AMENDED AS OF MARCH 27, 2003 AND FEBRUARY 2, 2006

Statement of Policy

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of the Company’s financial reports, monitor the Company’s financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company’s By-laws as the Committee or the Board deems appropriate. It shall have such functions as are provided by NASDAQ, the Securities and Exchange Commission and the federal securities laws.

Membership

The Audit Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall be independent directors. For purposes of the Audit Committee an independent director shall be one who meets the requirements set forth for independent directors by the laws and regulations applicable to the Audit Committee, including among others, the requirements of NASDAQ and the Securities Exchange Act of 1934 (the “Exchange Act”), in effect from time to time. All members of the Committee shall be financially literate, and at least one member shall have past employment experience in finance or accounting, requisite financial certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication including being or having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

Meetings

The Audit Committee shall meet at least six times annually in order to review the internal control program and procedures manual and policies for the Company, to review the audit plan of the Company’s independent registered public accounting firm, and to review the post-audit findings, and the audit report of the independent registered public accounting firm as well as the audited year-end financial statements prior to the public announcement of financial results and the filing of the year-end audited financial statements with the Securities and Exchange Commission. At its meetings, the Audit Committee shall confer with the Company’s independent registered public accounting firm and management to review the Company’s interim financial statements and reports prior to the public announcement of financial results and the filing of the reports with the Securities and Exchange Commission. A quorum for these meetings shall be a majority of the members.

The Audit Committee may also hold any special meetings as may be called by the Chairman of the Audit Committee or at the request of the Company’s independent registered public accounting firm or the internal accounting staff or management. Members of senior management, the independent registered public accounting firm or others may attend meetings of the Audit Committee at the invitation of the Audit Committee and shall provide pertinent information as necessary. The Audit Committee shall meet with the Company’s independent registered public accounting firm, the internal accounting staff and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

The Chairman of the Audit Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Audit Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee Members. The Audit Committee may meet via telephone conference calls or by unanimous written consent of its members.

The Committee shall report regularly to the Board as to its activities.

Relationship With the Company’s Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders, but shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm (including resolution of disagreements between management of the Company and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the independent registered public accounting firm shall be pre-approved by the Audit Committee in accordance with such rules or limitations the Audit Committee adopts. The Audit Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Audit Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Audit Committee at its next meeting.

Scope of Powers and Functions

The Audit Committee’s primary functions are to:

Documents/Reports Review

1.	Review and assess the adequacy of this Charter at least annually.

2.	Review all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission.

3.	Recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Independent Registered Public Accounting Firm

4.	Approve the appointment and compensation of the Company’s independent registered public accounting firm prior to any engagement and recommend that appointment to shareholders for ratification.

5.
Review all relationships the Company’s independent registered public accounting firm have with the Company to determine their independence and obtain and review a report from the independent registered public accounting firm concerning its internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Company’s independent registered public accounting firm shall annually provide to the Audit Committee a written statement delineating all such matters.

6.	Review the annual audit plan of the Company’s independent registered public accounting firm and evaluate its performance.

7.
Review the experience and qualifications of the senior members of the team of the Company’s independent registered public accounting firm and of the senior internal corporate accounting and financial reporting staff.

8.
Obtain and review a report from the Company’s independent registered public accounting firm at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Company’s independent registered public accounting firm , and (c) other material written communications between the Company’s independent registered public accounting firm and management of the Company, including management letters and schedules of unadjusted differences.

9.	Require the rotation of the lead (and coordinating or reviewing) audit partner on a regular basis in accordance with the requirements of the Exchange Act.

10.	Review the Company’s hiring of employees or former employees of the Company’s independent registered public accounting firm who participated in any capacity in the audits of the Company.

Financial Reporting and Controls Processes

11.	Consult with the Company’s independent registered public accounting firm concerning the completeness and accuracy of the Company’s financial statements.

12.
Review with the Company’s independent registered public accounting firm and internal accounting staff the adequacy of the Company’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the Company’s independent registered public accounting firm, together with management’s responses thereto.

13.	Consult with the Company’s independent registered public accounting firm as regards to the Company’s accounting principles as applied in its financial statements and reporting.

14.
Review any significant judgments made in management’s preparation of the financial statements and the view of the Company’s independent registered public accounting firm as to the appropriateness of such judgments.

15.
Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of work of the Company’s independent registered public accounting firm or access to reviewed information.

16.
Review any disagreements between management and the Company’s independent registered public accounting firm in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

17.	Review changes to the Company’s accounting principles as recommended by the Company’s independent registered public accounting firm or management.

18.
Review periodically with the Company’s management, general counsel and the Company’s independent registered public accounting firm, legal and regulatory matters and accounting initiatives that could have a significant effect on the Company’s financial statements.

19.
Discuss with management and the Company’s independent registered public accounting firm the effect of unconsolidated subsidiaries and the corporate ownership structure, as well as of any off-balance sheet finance or special purpose vehicles, on the Company’s financial statements.

Other

20.
Review existing policies concerning related party transactions and conflicts of interest between Board members or senior management, on the one hand, and the Company, on the other hand and recommend any changes to such policies.

21.
Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Review the Company’s policies with respect to risk assessment and risk management.

23.	Participate in an annual evaluation of the Audit Committee.

24.	Investigate any other matter brought to its attention within the scope of its duties that it deems appropriate for investigation.

The Audit Committee shall have such other functions as are provided by NASDAQ, the Securities and Exchange Commission and federal securities laws.

The Audit Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors as it determines necessary to carry out its functions.

Limitation of Audit Committee’s Role

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the Company’s independent registered public accounting firm. The Company’s management has the responsibility to determine that the Company’s disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with any code(s) of conduct adopted by the Company. The primary responsibility for these matters rests with the Company’s management.

* * * * *

Exhibit B

CHARTER OF THE
CORPORATE GOVERNANCE/NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
of Central European Media Enterprises, Ltd.
ADOPTED APRIL 6, 2004 AND AMENDED AS OF FEBRUARY 2, 2006

Statement of Policy

The primary purposes of the Corporate Governance/Nominating Committee (the Committee) are to assist the Board of Directors (the Board) in providing that the Board and its committees are appropriately constituted to meet their legal obligations to the shareholders and the Company and to supervise certain aspects of corporate governance. To this end, the Committee shall oversee the Company’s processes for 1) identifying and nominating individuals qualified to become Board and committee members; 2) ensuring that a majority of the Board members are independent and that all the members of the Audit Committee, the Compensation Committee and the Committee are independent as required; 3) developing and recommending to the Board corporate governance principles applicable to the Company; and 4) more generally addressing corporate governance issues for the Board.

Membership

The Committee shall be composed of three or more directors, each of whom shall be independent. For purposes of the Committee, an independent director shall be one who meets the requirements set forth for independent directors by the laws and regulations applicable to nominating or corporate governance committees, including the requirements of NASDAQ.

Scope of Powers and Functions

The Committee shall have such powers and functions as may be assigned to it by the Board from time to time; however, such functions shall include the following as well as any functions as shall be required of nominating or corporate governance committees by NASDAQ:

•
to establish the criteria and minimum qualifications for Board membership and to publish these criteria and qualifications in accordance with applicable rules and regulations in the Company’s proxy statement for its annual meeting;

•
to administer a process for identifying and evaluating nominees for election to the Board, consider and review candidates recommended by shareholders, establish the procedures by which such shareholder candidates will be considered by the Committee and publish a description of this process and these procedures in accordance with applicable rules and regulations in the Company’s proxy statement for its annual meeting;

•	to administer a process for security holders to send shareholder proposals and other communications to the Board or management;

•	to conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

•	to advise on changes in Board compensation;

•	to make recommendations on the structure of Board meetings and the Company’s processes for providing information to the members of the Board;

•	to make recommendations on orientation and continuing education programs for directors;

•
to consider matters of corporate governance of the Company and to review compliance with its corporate governance principles and policies, including its Insider Trading Policy and it’s Code of Conduct and Ethics (and publish such policies to the extent required by applicable NASDAQ listing requirements and rules adopted by the U.S. Securities and Exchange Commission);

•	to make recommendations on and administer policies in respect of the resignation or retirement of directors;

•
to determine that the Chairman of the Committee or another director preside over executive sessions of independent directors and publish the identity of such director in accordance with applicable rules and regulations in the Company’s proxy statement for its annual meeting; and

•	to review the adequacy of this charter and the performance of the Committee in respect of this charter.

(a)	Qualifications for Board Membership

Criteria and qualifications for membership on the Board shall consist of the following: Experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional (including governmental) experience as the Committee shall determine shall qualify an individual for Board service.

The Committee may take into account special needs for diversity of experience and background as may arise at a particular time, and, in making its recommendations, the Committee shall assure itself that the nominee does not have any conflict of interest, and has available the time necessary to fulfil his/her service obligations to the Company.

In establishing these criteria, the Committee shall make every effort to ensure that the Board and its committees include at a minimum the required number of independent directors as that term is defined by applicable standards promulgated by NASDAQ and the U.S. Securities and Exchange Commission.

Shareholder Communications/Nominations

1.
The Committee may consider nominees for director of the Company submitted in writing to the Chairman of the Committee (along with the information set forth in (b) below), at CME Development Corporation, Aldwych House, 81 Aldwych, London WC2B 4HN United Kingdom c/o Company Secretary, which are submitted by executive officers of the Company, current directors of the Company, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided herein, shall consider nominees for director proposed by a shareholder:

(a)	the shareholder shall have provided evidence that he/she/it has beneficially owned at least 5% of the Company's Class A common stock for at least one year;

(b)
the information specified below with respect to the proposed nominee shall have been provided in writing to the Chairman of the Committee at CME Development Corporation, Aldwych House, 81 Aldwych, London WC2B 4HN United Kingdom c/o Company Secretary, at any time. However, if the nominee is proposed to be considered in connection with an annual meeting, the information must be submitted at least 120 days prior to the date of the prior year's annual meeting proxy statement. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the U.S. Securities and Exchange Commission to be included in the Company's proxy statement if such proposed nominee were to be included therein. In addition, the shareholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with the Company, and otherwise meets the Company's published minimum criteria for consideration as a nominee for director of the Company.

2.
The Committee shall consider proposals submitted by shareholders for inclusion in the Company's Annual General Meeting proxy statement if they are submitted in writing to the Chairman of the Committee at CME Development Corporation, Aldwych House, 81 Aldwych, London WC2B 4HN UK c/o the Company Secretary, at least 120 days prior to the date of the prior year's annual meeting proxy statement. Such proposals shall only be considered for inclusion if the submitting shareholder meets the qualifications and complies with the procedures provided in the proxy rules of the U. S. Securities and Exchange Commission. All such proposals shall be accompanied by information with respect to the submitting shareholder sufficient for the Company to determine whether such qualifications are met. The Committee will also evaluate any such proposal in light of the exclusionary rules promulgated from time to time by the U.S. Securities and Exchange Commission.

3.
Any other shareholder communications intended for management of the Company or the Board shall be submitted in writing to the Chairman of the Committee at CME Development Corporation, Aldwych House, 81 Aldwych, London WC2B 4HN United Kingdom c/o the Company Secretary, who shall determine, in his discretion, considering the identity of the submitting shareholder and the materiality and appropriateness of the communication, whether, and to whom within the Company, to forward the communication.

4.
The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Administrative

The Committee shall meet at least once per year and shall hold any additional meetings as may be called by the Chairman of the Committee or management. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee may also, at its discretion, engage outside legal counsel or other advisers as it deems necessary to carry out its functions. The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members and filed with the Company Secretary. The Committee may meet via telephone conference calls. A majority of the members of the Committee shall constitute a quorum for all purposes.

* * * * *

FORM OF PROXY

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS--JUNE 7, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael Garin, Nicolas G. Trollope, Michael Ashford and Scott Davis, or any of them acting singly, with the power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Central European Media Enterprises Ltd. (the “Company”) held of record by the undersigned on April 1, 2005 at the Annual General Meeting of Shareholders to be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda, on June 7, 2006, at 11:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.	The election of nine directors nominated by the Board of Directors to serve until the next Annual General Meeting of Shareholders:
☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for

	(except as indicated below)		the nominees listed below

RONALD S. LAUDER, CHARLES R. FRANK, JR., MICHAEL GARIN, HERBERT A. GRANATH, HERBERT KLOIBER, ALFRED W. LANGER, BRUCE MAGGIN, ANN MATHER, ERIC ZINTERHOFER.

INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on this line:

2.	The adoption of the financial statements of the Company and the auditors’ report thereon for the Company’s fiscal year ended December 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2006 and the authorization of the Board of Directors, acting through the Audit Committee, to approve the auditors’ fee.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the nine named individuals as directors, (ii) FOR the adoption of the financial statements of the Company and the auditors’ report thereon for the Company’s fiscal year ended December 31, 2005, and (iii) FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company in respect of the fiscal year ended December 31, 2006 and the authorization of the Board of Directors to approve the auditors’ fee.

Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Annual General Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 7, 2006, and the Proxy Statement, dated April 2[__], 2006 prior to the signing of this proxy.

Dated _____________________ , 2006

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.